UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2012
CSX CORPORATION
(Exact name of registrant as specified in its charter)
Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)
500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code:
(904) 359-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 23, 2012, the Board of Directors of CSX Corporation (the “Company”) appointed Oscar Munoz as Executive Vice President and Chief Operating Officer and Fredrik J. Eliasson as Executive Vice President and Chief Financial Officer.

Mr. Munoz replaces David A. Brown, who is no longer with the Company. The Company's decision to make this change is unrelated to CSX's financial condition, business performance or outlook.

Mr. Munoz, 53, has served as Executive Vice President and Chief Financial Officer of the Company since May 2003. Mr. Eliasson, 41, has served as Vice President - Sales and Marketing since December 2009. Prior to that, Mr. Eliasson served as a Vice President in the Finance department since 2004.

As of the date of this report, no new compensatory arrangements or material amendments or modifications to existing compensatory arrangements have been entered into with Mr. Munoz or Mr. Eliasson in connection with their appointments. Once determined, the material terms of such arrangements, amendments or modifications, if any, will be disclosed in a subsequent filing.

A copy of the Company's press release announcing the management changes discussed in this Item 5.02 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    EXHIBITS

(d)    The following exhibit is being furnished herewith.

99.1    Press Release as of January 23, 2012 from CSX Corporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By: /s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons
Senior Vice President - Law and Public Affairs, General Counsel and Corporate Secretary

Date: January 23, 2012